PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.23 PER SHARE FOR THE THIRD QUARTER

TIMONIUM, MARYLAND - October 26, 2004 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended September 30, 2004. The Company also reported Funds From Operations ("FFO") available to common stockholders for the three months ended September 30, 2004 of $10.5 million or $0.22 per common share. The $10.5 million of FFO available to common stockholders for the quarter includes the impact of $0.3 million of non-cash restricted stock amortization expense. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts ("NAREIT"). Adjusted FFO, which excludes the impact of this charge, was $0.23 per share. For more information, see "FFO Results" below.

GAAP NET INCOME

The Company reported net income available to common stockholders of $5.1 million or $0.11 per diluted common share and operating revenues of $22.6 million for the three months ended September 30, 2004. This compares to net income available to common stockholders of $4 thousand or $0.00 per diluted common share and operating revenues of $21.7 million for the same period in 2003.

THIRD QUARTER 2004 RESULTS

Operating revenues for the three months ended September 30, 2004 were $22.6 million. Operating expenses for the three months ended September 30, 2004 totaled $7.6 million, comprised of $5.4 million of depreciation and amortization expense, $1.9 million of general, administrative and legal expenses and $0.3 million of restricted stock amortization. Cash interest expense for the quarter was $5.9 million.

FFO RESULTS

For the three months ended September 30, 2004, reportable FFO available to common stockholders was $10.5 million or $0.22 per common share compared to $6.6 million or $0.11 per common share for the same period in 2003. The $10.5 million of FFO for the quarter includes the impact of $0.3 million of non-cash restricted stock amortization associated with the Company’s issuance of restricted stock grants to executive officers during the quarter. However, when excluding the $0.3 million of restricted stock amortization described above in 2004 and certain non-recurring revenue and expense items in 2003, adjusted FFO was $10.8 million or $0.23 per common share compared to $10.9 million or $0.20 per common share for the same period in 2003. For further information, see the attached "Funds From Operations" schedule and notes.

OTHER RECENT DEVELOPMENTS

•	Announced the signing of an agreement to purchase $78.8 million of new investments.
•	Re-leased one assisted living facilities ("ALF") for approximately $0.2 million of annual rent.
•	Increased the common dividend per share from $0.18 to $0.19.

Investment Activity

Effective October 12, 2004, the Company entered into a binding Put Agreement ("Put") whereby the Company agreed to buy the stock and/or assets of 13 skilled nursing facilities in the State of Ohio for the purchase price of $78.8 million. The holder of the Put, American Health Care Centers, Inc. ("American") and its affiliated companies paid $1,000 and agreed to eliminate the right to repay the current Omega mortgage in the event the option is not exercised. American has 90 days from the effective date in which to exercise its option to sell the properties to the Company, and if the option is exercised, then the transaction will close within ten days. A portion of the purchase price equal to $6.9 million was paid by the Company to American in 1997 to obtain a separate option to acquire the properties and will now be applied to the purchase price in the event the option is exercised by American. The 13 properties are currently subject to a master lease with Essex Healthcare Corporation.

The lease and related agreements have six and one half years remaining and in 2005 annual payments are approximately $8.9 million with annual escalators.

The Company currently is making a $14 million mortgage loan to American and its affiliates encumbering 6 of the 13 properties. The $14 million mortgage loan will be deducted from the purchase price at closing, making the Company’s net investment of new capital approximately $58 million, after applying the $6.9 million purchase option and the $14 million mortgage loan.

Re-leasing Activity

On October 1, 2004, the Company re-leased one ALF formerly leased by Alterra Healthcare ("Alterra") located in Ohio and representing 36 beds, to a new operator under a single facility lease. This lease has a three-year term and an annual rent of approximately $220 thousand.

DIVIDENDS

On October 19, 2004, the Company’s Board of Directors announced a common stock dividend of $0.19 per share, an increase of $0.01 per common share over the per share dividend paid in the prior quarter. The common stock dividend will be paid November 15, 2004 to common stockholders of record on October 29, 2004. At the date of this release, the Company had approximately 46.6 million common shares outstanding.

Also on October 19, 2004, the Company’s Board of Directors declared its regular quarterly dividends for all classes of preferred stock, payable November 15, 2004 to preferred stockholders of record on October 29, 2004. Series B and Series D preferred stockholders of record on October 29, 2004 will be paid dividends in the amount of approximately $0.53906 and $0.52344, per preferred share, respectively, on November 15, 2004. The liquidation preference for each of the Company's Series B and D preferred stock is $25.00. Regular quarterly preferred dividends represent dividends for the period August 1, 2004 through October 31, 2004 for the Series B and Series D preferred stock.

2005 ADJUSTED FFO GUIDANCE INCREASED

The Company has increased its 2005 guidance for adjusted FFO available to common stockholders from a range of $0.96 and $0.98 per common share to a range of $1.00 to $1.02 per common share.

The Company's adjusted FFO guidance (and related GAAP earnings projections) for 2005 excludes the future impacts of gains and losses on the sales of assets, expenses related to nursing home operations, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense.

Reconciliation of the FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

CONFERENCE CALL

The Company will be conducting a conference call on Tuesday, October 26, 2004, at 10 a.m. EDT to review the Company’s 2004 third quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the "earnings call" icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At September 30, 2004, the Company owned or held mortgages on 205 skilled nursing and assisted living facilities with approximately 21,900 beds located in 29 states and operated by 39 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700

________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including its guidance for the years 2004 and 2005, whether as a result of future events, new information or otherwise Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2004	2003
	(Unaudited)	(See note)
ASSETS
Real estate properties
Land and buildings at cost	$729,660	$692,454
Less accumulated depreciation	(149,885)	(134,477)
Real estate properties - net	579,775	557,977
Mortgage notes receivable - net	113,687	119,815
	693,462	677,792
Other investments - net	34,399	29,787
Total investments	727,861	707,579

Cash and cash equivalents	3,303	3,094
Accounts receivable - net	4,220	1,893
Interest rate cap	—	5,537
Other assets	10,961	8,562
Operating assets for owned properties	337	2,289
Total assets	$746,682	$728,954

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving lines of credit	$37,000	$177,074
Unsecured borrowings	300,000	100,000
Other long-term borrowings	3,170	3,520
Accrued expenses and other liabilities	21,993	8,194
Operating liabilities for owned properties	87	3,931
Total liabilities	362,250	292,719

Stockholders’ equity:
Preferred stock	168,488	212,342
Common stock and additional paid-in-capital	551,732	485,196
Cumulative net earnings	178,556	174,275
Cumulative dividends paid	(467,782)	(431,123)
Cumulative dividends - redemption	(41,054)	—
Unamortized restricted stock awards	(3,068)	—
Accumulated other comprehensive loss	(2,440)	(4,455)
Total stockholders’ equity	384,432	436,235
Total liabilities and stockholders’ equity	$746,682	$728,954

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues
Rental income	$18,572	$16,268	$53,864	$48,585
Mortgage interest income	3,224	3,465	9,926	11,346
Other investment income - net	609	660	1,798	2,406
Miscellaneous	202	242	623	810
Nursing home revenues of owned and operated assets	-	1,077	-	3,456
Total operating revenues	22,607	21,712	66,211	66,603
Expenses
Depreciation and amortization	5,394	5,261	16,002	15,745
General and administrative	1,644	1,646	4,558	4,897
Restricted stock expense	279	-	279	-
Legal	303	538	1,175	1,880
Nursing home expenses of owned and operated assets	-	1,036	-	4,545
Total operating expenses	7,620	8,481	22,014	27,067

Income before other income and expense	14,987	13,231	44,197	39,536
Other income (expense):
Interest and other investment income	7	37	103	180
Interest	(5,873)	(4,933)	(16,319)	(13,668)
Interest - amortization of deferred financing costs	(479)	(536)	(1,359)	(1,710)
Interest - refinancing costs	-	-	(19,106)	(2,586)
Owned and operated professional liability claims	-	-	(3,000)	-
Litigation settlements	-	-	-	2,187
Provision for impairment	-	(4,277)	-	(8,894)
Adjustment of derivative to fair value	-	-	256	-
Total other (expense) income	(6,345)	(9,709)	(39,425)	(24,491)

Income before gain on assets sold	8,642	3,522	4,772	15,045
Gain from assets sold - net	-	92	-	1,430
Income from continuing operations	8,642	3,614	4,772	16,475
Gain (loss) from discontinued operations	-	1,419	(491)	1,372
Net income	8,642	5,033	4,281	17,847
Preferred stock dividends	(3,559)	(5,029)	(12,248)	(15,087)
Preferred stock conversion and redemption charges	-	-	(41,054)	-
Net income (loss) available to common	$5,083	$4	$(49,021)	$2,760

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.11	$(0.04)	$(1.08)	$0.04
Net income (loss)	$0.11	$-	$(1.09)	$0.07
Diluted:
Income (loss) from continuing operations	$0.11	$(0.04)	$(1.08)	$0.04
Net income (loss)	$0.11	$-	$(1.09)	$0.07

Dividends declared and paid per common share	$0.18	$0.15	$0.53	$0.15

Weighted-average shares outstanding, basic	46,552	37,193	44,798	37,164
Weighted-average shares outstanding, diluted	47,134	38,412	44,798	37,848

Components of other comprehensive income:
Net income	$8,642	$5,033	$4,281	$17,847
Unrealized (loss) gain on investments and hedging contracts	(708)	1,218	2,014	(1,934)
Total comprehensive income	$7,934	$6,251	$6,295	$15,913
.
See notes to consolidated financial statements

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Net income (loss) available to common	$5,083	$4	$(49,021)	$2,760
Add back loss (deduct gain) from real estate dispositions	—	(1,440)	488	(2,778)
Sub-total	5,083	(1,436)	(48,533)	(18)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization	5,394	5,386	16,005	16,119
Funds from operations	10,477	3,950	(32,528)	16,101
Series C Preferred Dividends	—	2,621	—	7,863
Funds from operations available to common stockholders	$10,477	$6,571	$(32,528)	$23,964

Weighted-average common shares outstanding, basic	46,552	37,193	44,798	37,164
Assumed conversion of Series C Preferred Stock	—	16,775	—	16,775
Exercised stock option - restricted stock	3	—	3	—
Assumed exercise of stock options	579	1,219	574	684
Weighted-average common shares outstanding, diluted	47,134	55,187	45,375	54,623

FFO per share available to common stockholders	$0.22	$0.11	$(0.73)	$0.43

Adjusted funds from operations:
Funds from operations available to common stockholders	$10,477	$6,571	$(32,528)	$23,964
Deduct /add legal settlements	—	—	3,000	(2,187)
Deduct adjustment of derivatives to fair value	—	—	(256)	—
Deduct nursing home revenues	—	(1,077)	—	(3,661)
Add back restricted stock amortization expense	279	—	279	—
Add back non-cash preferred stock conversion charges	—	—	32,144	—
Add back non-cash preferred stock redemption charges	—	—	8,910	—
Add back GECC exit fee	—	—	6,378	—
Add back non-cash provision for impairments	—	4,276	—	8,894
Add back nursing home expenses	—	1,096	—	5,118
Add back write-off of deferred financing charges	—	—	12,728	2,586
Adjusted funds from operations available to common stockholders	$10,756	$10,866	$30,655	$34,714

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. FFO available to common stockholders is adjusted for the assumed conversion of Series C preferred stock and the exercise of in-the-money stock options.

Adjusted FFO is calculated as FFO available to common stockholders less revenues and expenses related to nursing home operations, less restricted stock amortization expense and one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of our business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investor and potential investors in the Company’s securities should not rely on this measure as substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for the year ended December 2005:

	2005 Projected FFO
Per diluted share:
Net (loss) income available to common	$0.54	-	$0.56
Adjustments:
Depreciation and amortization	0.44	-	0.44
Funds from operations available to common stockholders	$0.98	-	$1.00

Adjustments:
Series C preferred stock conversion/ redemption charges	—	-	—
Old credit facility exit fees	—	-	—
Old credit facility deferred financing costs write-off	—	-	—
Loss on sale of interest rate cap	—	-	—
Adjustment of derivatives to fair value	—	-	—
Owned and operated professional liability claims	—	-	—
Restricted stock expense	0.02	-	0.02
Series A preferred stock redemption	—	-	—
Adjusted funds from operations available to common stockholders	$1.00	-	$1.02

The following table summarizes the results of operations of facilities sold during the three and nine months ended September 30, 2004 and 2003, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(in thousands)		(in thousands)
Revenues
Rental income	$—	$255	$—	$766
Owned & operated revenue	—	—	—	205
Subtotal Revenues	—	255	—	971
Expenses
Owned & operated expenses	—	61	—	574
Depreciation and amortization	—	124	2	374
Subtotal expenses	—	185	2	948

Income (loss) before gain (loss) on sale of assets	—	70	(2)	23
Gain (loss) on assets sold - net	—	1,349	(489)	1,349
Gain (loss) from discontinued operations	$—	$1,419	$(491)	$1,372

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending September 30, 2004.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property (1)	159	17,320	$725,880	86%
Loans Receivable	46	4,534	113,687	14%
Total Investments	205	21,854	$839,567	100%

Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)	192	21,161	$776,052	92%	$37
Assisted Living Facilities	11	523	40,080	5%	77
Rehab and LTAC Hospitals	2	170	23,435	3%	138
	205	21,854	$839,567	100%	$38

1) Excludes three (3) closed facilities. We intend to sell the facilities as soon as practicable; however, there can be no assurance if, or when, these sales will be completed on terms that allow us to realize the carrying value of the assets.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
Rental Property	$18,572	83%	$53,864	82%
Mortgage Notes	3,224	14%	9,926	15%
Other Investment Income	609	3%	1,798	3%
	$22,405	100%	$65,588	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
Assisted Living Facilities	$566	2%	$1,720	2%
Skilled Nursing Facilities	21,230	95%	62,070	95%
Other	609	3%	1,798	3%
	$22,405	100%	$65,588	100%

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	30	$150,169	18%
Advocat, Inc.	33	104,254	12%
Mariner Health Care, Inc.	12	59,688	7%
SeaCrest Healthcare Management, Inc.	7	55,020	7%
Haven Healthcare Management	7	48,633	6%
Remaining Operators	116	421,803	50%
	205	$839,567	100%

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South	92	$387,922	46%
Midwest	66	219,776	26%
West	33	131,868	16%
Northeast	14	100,001	12%
	205	$839,567	100%

Concentration by State	# of Properties	Investment	% Investment
Florida	21	$125,790	15%
California	19	67,029	8%
Ohio	14	58,414	7%
Illinois	10	51,172	6%
Texas	16	49,504	6%
Michigan	9	42,009	5%
Remaining States	116	445,649	53%
	205	$839,567	100%

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2004	$1,260	$800	$2,060	2%
	2005	-	-	-	0%
	2006	3,865	2,052	5,917	7%
	2007	360	145	505	1%
	2008	751	-	751	1%
	Thereafter	66,436	11,801	78,237	89%
		$72,672	$14,798	$87,470	100%

Note: (1) Based on '04 contractual rents & interest (no annual escalators)

Selected Facility Data
TTM ending 6/30/04				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees(1)
All Healthcare Facilities	80.7%	11.5%	12.5%	1.7 x	1.2 x

Note: (1) Implied management fee of 4%.

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending September 30, 2004.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$37,000	5%
Long-Term Debt Obligations	303,170	42%
Stockholder's Equity	384,432	53%
Total Book Capitalization	$724,602	100%

Leverage & Performance Ratios

Debt / Total Book Cap	47%
Debt / Total Market Cap	33%
Interest / EBITDA Coverage:
Third quarter 2004	3.21 x
Year-to-date	3.41 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Other	Senior Notes	Total
	2004	$-	$-	$-	$-
	2005	-	-	-	-
	2006	-	-	-	-
	2007	-	-	100,000	100,000
	2008	175,000	-	-	175,000
	Thereafter	-	3,170	200,000	203,170
		$175,000	$3,170	$300,000	$478,170

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and nine-month periods ending September 30, 2004.

Investment Activity ($000's)
	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%	$35,400	100%
Mortgages	-	0%	-	0%
Other	-	0%	-	0%
Total	$-	0%	$35,400	100%